Exhibit 16

The Hartford Mutual Funds, Inc.

POWER OF ATTORNEY

May 1, 2019

Hilary E. Ackermann	Duane E. Hill
Robin C. Beery	William P. Johnston
Lynn S. Birdsong	Phillip O. Peterson
James E. Davey	Lemma W. Senbet
Christine R. Detrick	David Sung

Each of the members of the Board of Directors of The Hartford Mutual Funds, Inc. listed above do hereby constitute and appoint as his/her attorney-in-fact Walter F. Garger, Thomas R. Phillips, and Alice A. Pellegrino, to sign on his/her behalf the Registration Statement on Form N-14 relating to the proposed reorganization of The Hartford Global All-Asset Fund, a series of The Hartford Mutual Funds, Inc., with and into Hartford AARP Balanced Retirement Fund, a series of The Hartford Mutual Funds, Inc. and any amendments to such Registration Statement, including pre-effective amendments and post-effective amendments, with all exhibits thereto, and to file the same documents with the U.S. Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney to be effective as of the date first written above.

/s/ Hilary E. Ackermann	/s/ Duane E. Hill
Hilary E. Ackermann	Duane E. Hill

/s/ Robin C. Beery	/s/ William P. Johnston
Robin C. Beery	William P. Johnston

/s/ Lynn S. Birdsong	/s/ Phillip O. Peterson
Lynn S. Birdsong	Phillip O. Peterson

/s/ James E. Davey	/s/ Lemma W. Senbet
James E. Davey	Lemma W. Senbet

/s/ Christine R. Detrick	/s/ David Sung
Christine R. Detrick	David Sung